Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statements (Form S-3 Nos. 333-57785, 333-75633, 333-32580, 333-105536 and 333-155884) of Apache Corporation and in the related Prospectuses,

(2)	Registration Statements (Form S-4 Nos. 333-107934 and 333-166964) of Apache Corporation and in the related Prospectuses, and

(3)	Registration Statements (Form S-8 Nos. 33-59721, 33-63817, 333-26255, 333-32557, 333-36131, 333-53961, 333-31092, 333-48758, 333-97403, 333-102330, 333-103758, 333-106213, 333-125232, 333-125233, 333-135044, 333-143115 and 333-170533) of Apache Corporation;
of our reports dated February 28, 2011, with respect to the consolidated financial statements of Apache Corporation and the effectiveness of internal control over financial reporting of Apache Corporation, included in this Amended Annual Report (Form 10-K/A) for the year ended December 31, 2010.
/s/ Ernst & Young LLP
Houston, Texas
April 7, 2011